UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☒

Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PICO HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

Leder Holdings, LLC
LH Brokerage, LLC
Leder Holdings Opportunity Fund LLC
 Sean M. Leder
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

PRELIMINARY COPY
SUBJECT TO COMPLETION
DATED MARCH 16, 2016

PROXY STATEMENT OF LEDER HOLDINGS, LLC

SPECIAL MEETING OF SHAREHOLDERS OF
PICO HOLDINGS, INC.
May 10, 2016

March 16, 2016

Dear Fellow Shareholders:

This Proxy Statement is being furnished to you in connection with the Special Meeting of Shareholders of PICO Holdings, Inc., a California corporation (which we refer to as the “Company” or “PICO”), to be held at ___ a.m. on May 10, 2016 at _________________.  The Proxy Statement is being furnished by Leder Holdings, LLC, a Delaware limited liability company, and its affiliates LH Brokerage, LLC, Leder Holdings Opportunity Fund LLC and Sean M. Leder (which we refer to collectively as “Leder Holdings”).   Leder Holdings is the record holder of 1,000 shares of common stock of the Company and the beneficial owner of 338,881 shares of common stock of the Company, constituting in the aggregate approximately 1.5% of the common stock outstanding.

With this Proxy Statement, Leder Holdings is soliciting your vote at the Special Meeting to remove four of the seven directors on the current Board of PICO and to replace them with our four nominees.

The Special Meeting has been called at the request of Leder Holdings and other shareholders of the Company whose consent to call the meeting we solicited.  Together, the shareholders who consented to call the Special Meeting represented in excess of 10% of the Company’s outstanding shares, and the Special Meeting has been called in accordance with the procedures of the Company’s Bylaws.

The Company’s share price has declined by approximately 72% over the last decade, while at the same time John Hart, the Company’s Chief Executive Officer, has received compensation in excess of $75 million.  By removing and replacing four of the legacy directors, we are seeking to change the direction of the Company to explore strategic alternatives, including monetizing certain of the Company’s assets and maximizing shareholder value.  Our interests are aligned with the interests of all shareholders of the Company.

At the Special Meeting, shareholders will be asked to vote on three proposals:

•	Proposal 1:	to amend the Company’s Bylaws to allow shareholders to elect directors at a special meeting without Board authorization or the requirement to receive their permission;

•	Proposal 2:	if Proposal 1 is approved, to remove four of the current directors; and

•	Proposal 3:	if some or all of the directors are removed in accordance with Proposal 2, to elect up to four new directors to fill the vacancies.

Approval of Proposal 1 and Proposal 2 require the vote of a majority of the outstanding shares.  Also, a director cannot be removed if the votes cast against removal of the director would be sufficient to elect the director if voted cumulatively at an election at which the same total number of votes were cast and four directors were being elected.  We urge you to vote with Leder Holdings so that we can remove and replace four of the legacy directors, change the direction of the Company, including monetizing certain of the Company’s assets and maximizing shareholder value.

We ask you to carefully consider the information contained in this Proxy Statement and then support our efforts by signing, dating and returning the enclosed GOLD proxy card today. This Proxy Statement and the enclosed GOLD proxy card are first being furnished to the Company’s shareholders on or about _________, 2016.

Your vote is extremely important. We urge you NOT to sign the _____ proxy card or return any voting instructions that may be sent to you by PICO. Whether or not you plan to attend the Special Meeting, we request that you submit a GOLD proxy voting “FOR” the proposals to amend the Company’s Bylaws and to remove four of the current directors and “FOR” the election of each of our four nominees.  If you are a record holder, you may vote by signing, dating and returning the enclosed GOLD proxy card in the postage-paid envelope provided.  Otherwise, you must follow the enclosed instructions of your broker or other custodian on how to vote.

If you have any questions or require any assistance with your vote, please contact Okapi Partners, which is assisting us as proxy solicitor, at their address and toll-free numbers listed below.

Thank you for your support.
Sean M. Leder
Chief Executive Officer
Leder Holdings, LLC

If you have any questions, require assistance in voting your shares, or need additional copies of Leder Holdings’ Proxy Statement, please contact—

OKAPI PARTNERS LLC
1212 Avenue of the Americas, 24th Floor
New York, N.Y. 10036
(212) 297-0720
Stockholders Call Toll-Free at: (855) 208-8901
E-mail: info@okapipartners.com

SPECIAL MEETING OF SHAREHOLDERS OF
PICO HOLDINGS, INC.
May 10, 2016

PROXY STATEMENT OF LEDER HOLDINGS, LLC

PLEASE SIGN, DATE AND MAIL THE ENCLOSED GOLD PROXY CARD TODAY

Leder Holdings, LLC, together with its affiliates LH Brokerage, LLC, Leder Holdings Opportunity Fund LLC and Sean M. Leder (which we refer to collectively as “Leder Holdings”), is the beneficial owner of an aggregate of 339,881 shares of common stock, $0.001 par value per share, of PICO Holdings, Inc., a California corporation (which we refer to as PICO or the “Company”), representing approximately 1.5% of the outstanding shares of common stock the Company. We are sending you these materials in connection with the Company’s Special Meeting of Shareholders to be held on May 10, 2016, at ___________.

This proxy statement and the enclosed GOLD proxy card are first being furnished to the Company’s shareholders on or about ________, 2016.

We are soliciting your vote to—

▪	Proposal 1:	amend the Company’s Bylaws to allow for the election of directors at a special meeting of shareholders without the prior authorization of the Board of Directors;

▪	Proposal 2:	if Proposal 1 prevails, to remove four of the Company’s seven current directors, specifically Carlos C. Campbell, John R. Hart, Michael J. Machado and Kenneth J. Slepicka (whom we refer to as the “Legacy Directors”);

▪	Proposal 3:	if Proposal 1 is approved and some or all of the Legacy Directors are removed pursuant to Proposal 2, to elect the slate of directors nominated by Leder Holdings, all of whom have significant financial, managerial, operational, and real estate industry experience (whom we refer to as the “Leder Holdings Nominees”). In the event that fewer than four directors are removed under Proposal 2, our candidates will be nominated to fill the vacancies in the order set forth below with respect to each class of directors. See Proposal 3.

Leder Holdings intends to vote all of its shares of common stock to amend the Bylaws, to remove all four of the Legacy Directors and to elect the Leder Holdings Nominees.

Shareholders of record at the close of business on ________, 2016 will be entitled to vote at the Special Meeting.

This solicitation is being made by Leder Holdings and not on behalf of the Board or management of PICO. Leder Holdings is not aware of any other matters to be brought before the Special Meeting other than the proposals set forth in this proxy statement. Should other matters which Leder Holdings is not aware of be brought before the Special Meeting, the persons named as proxies in the enclosed GOLD proxy card will vote on such matters in their discretion.

LEDER HOLDINGS URGES YOU TO SIGN, DATE AND RETURN THE GOLD PROXY CARD FOR THE AMENDMENT TO THE COMPANY’S BYLAWS, THE REMOVAL OF THE LEGACY DIRECTORS AND THE ELECTION OF THE LEDER HOLDINGS NOMINEES IN ACCORDANCE WITH THE RECOMMENDATION OF LEDER HOLDINGS SET FORTH IN THIS PROXY STATEMENT.

IF YOU HOLD YOUR SHARES THROUGH A BANK, BROKER OR OTHER NOMINEE, YOU WILL RECEIVE MATERIALS ALLOWING YOU TO INSTURCT YOUR NOMINEE HOW TO VOTE.  LEDER HOLDINGS URGES YOU TO INSTRUCT YOUR NOMINEE TO VOTE FOR LEDER HOLDINGS’ SLATE AND IN ACCORDANCE WITH ITS OTHER RECOMMENDATIONS.

IMPORTANT

Your vote is important, no matter how many or how few shares of common stock you own.

If your PICO shares are registered in your own name, please sign and date the enclosed GOLD proxy card and return it to Leder Holdings, LLC, c/o Okapi Partners, in the enclosed envelope today.

If your PICO shares are held in a brokerage account or by a bank or other custodian, you are considered the beneficial owner of the PICO shares, and these proxy materials, together with a voting form, are being forwarded to you by your broker, bank or other custodian. As a beneficial owner, you must instruct your broker, bank or other custodian how to vote. Your broker, bank or other custodian cannot vote your PICO shares on your behalf without your instructions.

Depending upon your broker, bank or other custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed voting form.

Because only your latest dated proxy will count, we urge you NOT to return any ______ proxy card you receive from the Company or materials giving your nominee authority to execute proxies in favor of the Company’s management. Even if you return the ______ management proxy card marked “withhold” as a protest against the incumbent directors, it could revoke any proxy card you may have previously sent to Leder Holdings.

Remember, you can vote for the Leder Holdings Nominees only on our GOLD proxy card or on materials that your nominee gives you for voting with Leder Holdings. Please make certain that the latest dated proxy card you return is the GOLD proxy card, or the last instructions you provide your nominee are the instructions to vote with Leder Holdings.

If you have any questions, require assistance in voting your shares, or need additional copies of Leder Holdings Proxy Statement, please contact—

OKAPI PARTNERS LLC
1212 Avenue of the Americas, 24th Floor
New York, N.Y. 10036
(212) 297-0720
Stockholders Call Toll-Free at: (855) 208-8901
E-mail: info@okapipartners.com

BACKGROUND TO THE SOLICITATION

The following is a description of the events and circumstances, including contacts that we have had with representatives of the Company, that have preceded our filing of this proxy statement.

•	Leder Holdings currently owns approximately 339,881 shares of the Company’s common stock, or approximately 1.5% of the outstanding shares, based on 23,037,587 shares outstanding as of March 11, 2016, as reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed on March 14, 2016. We may increase the number of shares that we own. Our interests are aligned with those of all other shareholders. Affiliates of Leder Holdings have substantial experience in real estate investment and management, and investing in undervalued companies, similar to PICO, that would benefit from greater management accountability or change. Over the past twenty years, through various controlled entities, Sean Leder has been involved in transactions involving over 2 million square feet of commercial real estate, and has also engaged in investing privately in undervalued publicly traded companies with a real estate focus.

•	On May 13, 2015, Mr. Leder met Stephen Hartman, Executive Vice President of the Company’s subsidiary Vidler Water Company in Vidler’s corporate office located in Carson City, NV to discuss the Company’s water rights development business, including business prospects in the locations where Vidler is developing its water assets.

•	On May 14, 2015, Mr. Leder met with Max Webb, the Company’s Chief Financial Officer, at the Company’s corporate headquarters located in La Jolla, CA to discuss the Company’s investments. The discussion focused primarily on the history and rationales for the Company’s investments, and the reasons why they had performed poorly.

•	The Company’s proxy statement for its 2015 annual meeting included a Board proposal to reincorporate the Company from California to Delaware. We believed that a reincorporation in the manner proposed by management would have deprived shareholders of significant corporate governance rights.

•	On June 25, 2015, we issued a letter to shareholders strongly urging them to oppose the proposal for reincorporation. We also urged shareholders to vote in favor of a proposal presented at the Company’s 2015 annual meeting recommending that the Board take action to declassify the Board, so that all directors would be elected annually. Under California law, both the Board and the holders of a majority of the shares of the Company’s common stock would need to approve an amendment to the Company’s Articles of Incorporation to declassify the Board. In our letter we presented arguments, similar to the points regarding the precipitous decline in shareholder value stated above, the reason that it was particularly egregious for the Board to be asking shareholders to eliminate certain rights that they possess as shareholders, and why the Board needed to be held to a higher standard of accountability through annual elections for each member of the Board.

•	On July 8, 2015, the Company withdrew from consideration at the 2015 annual meeting the proposal to reincorporate in Delaware.

•	The proposal to recommend elimination of the classified board carried by a vote of 80% in favor to 7% against.

•	On July 21, 2015, we issued a second letter to shareholders reviewing the significance of the vote outcomes at the July 9, 2015 annual meeting. We also set forth specific actions management and the Board should take to maximize value for shareholders. The actions that we proposed included 1) ceasing to make positive pronouncements regarding poorly performing investments, as was the case with respect to the Company’s investment in Northstar Agri Industries; 2) the sale of its ownership in UCP, Inc., the Company’s homebuilding and land developing majority owned subsidiary; 3) developing a clear, realistic program and timetable for extracting value from the Company’s water business; 4) initiating a share repurchase program; and 5) implementing the shareholder proposal, approved by a substantial margin at the 2015 annual shareholders meeting, to declassify the Company’s Board of Directors.

•	On August 17, 2015, Mr. Leder exchanged emails with Mr. Webb regarding certain items in the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2015. The topics addressed in these emails included allocation of cash between UCP, Vidler and the Company’s deferred compensation plan; allocation of debt and equity investments between the Company’s parent level entity and the deferred compensation plan; tying various numbers in the Company’s segment reporting; and the carrying value for the Company’s investment in Mendell Energy, LLC.

•	On October 6, 2015, Mr. Leder visited the Vidler offices, in Carson City, NV, and met with Dorothy Timian-Palmer, President and Chief Operating Officer of Vidler Water Company, to discuss the Company’s public filings regarding the Vidler water assets and water markets in which Vidler is invested. The conversation specifically addressed the supply of water to the North Valleys region of Reno, Nevada, where the Company has constructed infrastructure for water supply.

•	On November 17, 2015, Mr. Leder attended the Company’s Investor Day held in Reno, NV, at which Mr. Leder asked certain questions of John Hart, the Company’s Chief Executive Officer. Mr. Leder queried Mr. Hart concerning declassification of the Company’s Board in response to the advisory vote of shareholders to this effect at the 2015 annual meeting; the nature of the “Parallax Trading Model” referred to in Section 8 of Mr. Hart’s employment agreement, on which Mr. Hart was said to be a co-licensee, and whether the Company was paying licensing fees in this regard to an entity affiliated with Mr. Hart; the timing for hiring an investment banker to sell UCP; a Company employee who Mr. Leder understood was managing the investment of the Company’s deferred compensation plan of which over 77%, as of December 31, 2014, is for the benefit of Mr. Hart (and whose employment was terminated subsequent to the Investor Day); the legal costs incurred by the Company in connection with the proposal to reincorporate from California to Delaware, which was proposed by the Company and then withdrawn from consideration in connection with the 2015 annual meeting; and any agreements with outside consultants engaged by the Company in connection with its investment activities.

•	Mr. Leder’s communications with Company personnel (other than as regards purely factual matters or clarification of the Company’s financial reporting), and in particular the interaction with Mr. Hart at the Investor Day, did not instill confidence that the management of the Company was responsive to the concerns of shareholders regarding the Company’s poor performance. We do not believe that waiting to take action until the 2016 annual meeting is advisable. Only a minority of directors, including only two Legacy Directors, will be elected at the 2016 Annual Meeting, the date of which has not been set to our knowledge. Also, we do not believe it is in the interest of the shareholders to delay a change in management. We therefore determined to solicit consents to call the Special Meeting.

•	On December 17, 2015, the Board appointed Eric Speron to serve as a director of the Company with a term expiring 2018, to replace Julie H. Sullivan who had served on the Board since 2009. The appointment was effective as of January 16, 2016.

•	On January 27, 2016, we filed preliminary consent solicitation materials with the SEC for a solicitation of consents to require the Company to call the Special Meeting. We filed revised preliminary consent solicitation materials on February 9, 2016 and February 18, 2016, and definitive consent solicitation materials on February 24, 2016 and February 26, 2016.

•	The Company filed a preliminary revocation solicitation statement with the SEC on February 2, 2016. The Company filed a revised preliminary revocation solicitation statement with the SEC on February 16, 2016, and a definitive revocation solicitation statement on February 25, 2016.

•	On February 3, 2016, Robert G. Deuster and Kristina M. Leslie each independently notified the Company of their resignations as members of the Board. Ms. Leslie had served as the non-executive chairman of the Board.

•	On February 8, 2016, the Board appointed Howard B. Brownstein and Raymond V. Marino to serve as directors of the Company. Mr. Brownstein was appointed to fill the vacancy created by the resignation of Ms. Leslie, with a term expiring in 2016. Mr. Marino was elected to fill the vacancy created by the resignation of Mr. Deuster, with a term expiring in 2018.

•	The Company’s revised preliminary revocation solicitation statement, filed with the SEC on February 16, 2016, disclosed that it intends to bring before the 2016 annual meeting of shareholders a binding proposal to amend PICO’s Articles of Incorporation to eliminate the classified structure of the Board. The materials did not disclose the process by which the Board would be declassified if this proposal were approved, nor how many directors would be elected at each of the 2016, 2017 and 2018 annual meetings.

•	During the week of February 29, 2016, Mr. Leder visited Reno, NV and specifically the North Valley area in which Vidler’s water assets are located, and met with various government agencies there, to assess the economic and regulatory environment for the Vidler business. Also, during this week, Mr. Leder visited various UCP communities located in the Northern California and Central Valley regions. He also met with a major master-planned community developer, to better understand the UCP business and its markets.

•	On March 15, 2016, Leder Holdings sent by registered mail the request of holders of in excess of 10% of the outstanding Common Stock to call the Special Meeting on May 10, 2016.

FREQUENTLY ASKED QUESTIONS ABOUT
LEDER HOLDINGS AND THIS SOLICITATION

Who is Leder Holdings?

Leder Holdings, LLC is a privately held holding company with investments in real estate and undervalued public small-cap companies. Since 1995, The Leder Group, a predecessor enterprise, acquired, built, leased and managed over 2 million square feet of commercial buildings comprising nearly a half billion dollars in real estate transactions. Additional information about Leder Holdings can be found at www.lederholdings.com. Leder Holdings is committed to maximizing value for all PICO shareholders, by actively pursuing the course of action outlined in the July 21, 2015 letter to shareholders summarized above under “Background of the Solicitation.”

The other participants in this solicitation are LH Brokerage, LLC, Leder Holdings Opportunity Fund LLC and Sean M. Leder, all of which are affiliates of Leder Holdings, and who are collectively referred to as “Leder Holdings.”

Why did Leder Holdings demand the Special Meeting?

Over the past 10 years, the Company’s share price has declined approximately 72% from its closing price of $34.18 on March 14, 2006 to $9.46 on March 14, 2016 and down by 80% from its high of $48.29 on May 11, 2007. While PICO’s share price has precipitously declined, the broader market indices have increased over this same 10-year period, with the S&P Total Return Index growing by 95% and the Russell 2000 Index growing by 71% during this period.

This decline is illustrated by the Comparison 5-Year Cumulative Total Return graph appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.  The graph compares the return on an investment in the Company’s stock against the S&P 500 Index and the Russell 2000 Index.

Comparison 5-Year Cumulative Total Return
Among PICO Holdings, Inc., the S&P 500 Index, and the Russell 2000 Index

170.00
160.00
150.00
140.00
130.00
120.00
110.00
100.00
90.00
80.00
70.00
60.00
50.00
40.00
30.00
Dec-10
Dec-11
Dec-12
Dec-13
Dec-14
Dec-15
PICO Holdings
Russell 2000 Index
S&P 500 Index

Assumes $100 invested on Jan. 1, 2011
Fiscal Year Ending Dec. 31, 2015

We believe it is not difficult to see why the financial markets have dramatically soured on the Company. During the past 10 years, the Company has posted cumulative net losses of $213 million, and its book value per share has gone from $22.67 to $15.04, a decline of 33.7% (through December 31, 2015). As an example of the value destroying choices made by management of the Company, beginning in 2010 PICO invested $108 million in the Northstar Canola business. It sold that business on July 31, 2015 and netted approximately $16.6 million, a loss of 85%.  See the following table.

Destruction of Shareholder Value

	Capital Deployed		Capital Destroyed
($ in millions) Deal Activity Past 10 Years	Original	Current Value	$	%
1. UCP[1]	$123.3	$69.9	$(53.4)	-43%
2. Northstar (Canola)[2]	$108.0	$16.6	$(91.3)	-85%
3. Fish Springs Ranch[3]	$101.1	$83.9	$(17.2)	-17%
4. Carson City/Lyon County/Dayton Corridor[4]	$36.9	$24.8	$(12.1)	-33%
5. Mindjet[5]	$22.9	$2.2	$(20.7)	-91%
6. Lincoln/Vidler (Tule Dessert II Groundwater Basin)[6]	$16.4	$4.0	$(12.4)	-76%
7. Mendell (oil & gas venture)[7]	$11.0	$2.6	$(8.4)	-76%
8. Real Estate Asset[8]	$4.3	$1.4	$(2.9)	-67%
9. New Mexico – Campbell Ranch[9]	$3.5	$-	$(3.5)	-100%
TOTAL	$427.3	$205.4	$(221.9)	-52%

[1]	Source: Quarterly Report on Form 10-Q filed by UCP, Inc. on November 9, 2015 (p. 3); Annual Report on Form 10-K filed by UCP, Inc. on March 16, 2015 (p. 12).
[2]
Source: Current Report on Form 8-K filed by PICO Holdings, Inc. on August 6, 2015; Quarterly Report on Form 10-Q filed by PICO Holdings, Inc. on May 11, 2015 (p. 36); Annual Report on Form 10-K filed by PICO Holdings, Inc. on March 16, 2015 (p. 16).

[3]	Source: Quarterly Report on Form 10-Q filed by PICO Holdings, Inc. on November 9, 2015 (p. 7); Annual Report on Form 10-K filed by PICO Holdings, Inc. on March 1, 2011 (pp. 24-25).
[4]	Source: Quarterly Report on Form 10-Q filed by PICO Holdings, Inc. on November 9, 2015 (p. 7); Annual Report on Form 10-K filed by PICO Holdings, Inc. on February 29, 2012 (p. 50).
[5]	Source: Quarterly Report on Form 10-Q filed by PICO Holdings, Inc. on November 9, 2015 (p. 9).
[6]	Source: Annual Report on Form 10-K filed by PICO Holdings, Inc. on February 29, 2012 (p. 109).
[7]	Source: Quarterly Report on Form 10-Q filed by PICO Holdings, Inc. on November 9, 2015 (p. 34).
[8]	Source: Quarterly Report on Form 10-Q filed by PICO Holdings, Inc. on August 10, 2015 (p. 8).
[9]	Source: Annual Report on Form 10-K filed by PICO Holdings, Inc. on March 16, 2015 (p. 47).

In contrast to the enormous loss in shareholder value over the past 10 years, the Company’s CEO, John Hart, has received over $17 million in salary and over $75 million in total compensation during this same period.  See the following table.

Compensation of John Hart vs. PICO Stock Price

Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total Compensation	Year End Stock Price
2005	$932,988		$11,024,381		$3,013,326	$17,872,467	$32,843,162	$32.26
2006	$1,075,000				$2,115,635	29,000	3,219,635	$34.77
2007	$1,228,800	$1,500,000		$3,536,744		$11,250	$6,279,794	$33.62
2008	$1,790,239			$2,496,525		$11,500	$4,298,264	$26.58
2009	$1,888,703				$508,691	$32,250	$2,429,644	$32.73
2010	$1,964,251		$12,276,000			$38,150	$14,278,401	$31.80
2011	$1,991,751					$38,150	$2,029,901	$20.58
2012	$2,059,471					$39,000	$2,098,471	$20.27
2013	$2,094,482					$39,700	$2,134,182	$23.11
2014	$2,113,000		$1,393,580	$1,475,705		$40,300	$5,022,585	$18.85
2015*								$10.32
TOTAL:	$17,138,685	$1,500,000	$24,693,961	$7,508,974	$5,637,652	$18,151,767	$74,631,039

Source: Publicly filed Proxy Statements of PICO Holdings, Inc. for 2005-2014.
*	Compensation data for 2015 not yet available.

Against the backdrop of this disturbing data, the current Board, including the three newly appointed directors, has just approved a new Amended and Restated Employment Agreement for Mr. Hart and a new Executive Bonus Plan under which Mr. Hart receives 75% of the benefits.  Under these newly adopted arrangements, Mr. Hart would be entitled to the following compensation:

Terms of Mr. Hart’s New Employment Arrangements

Annual Base Salary	$1,000,000
Participation in a bonus pool, Mr. Hart’s share being 75%
A pool equal to 20% of the difference between the proceeds of asset sales in any year in excess of book value and administrative expenses for that year, prorated if less than all the proceeds are distributed to shareholders.

Termination by the Company of the employment of Mr. Hart other than for “Cause”
$10,000,000 plus any bonus pool participation accruing prior to termination plus vesting of all unvested equity interests plus lifetime health benefits, payable at the election of the Company in a lump sum of $540,000 plus $389,114 for accrued and unused personal days through December 31, 2015.

Termination of employment by Mr. Hart for “Good Reason”
$5,000,000 ($10,000,000 if the Company materially changes its business plan of returning capital to shareholders) plus any bonus pool participation accruing prior to termination plus vesting of all unvested equity interests plus lifetime health benefits, payable at the election of the Company in a lump sum of $540,000 plus $389,114 for accrued and unused personal days through December 31, 2015.

Failure to agree on extending Mr. Hart’s employment agreement after its five year term
$5,000,000 plus any bonus pool participation accruing prior to termination plus vesting of all unvested equity interests plus lifetime health benefits, payable at the election of the Company in a lump sum of $540,000 plus $389,114 for accrued and unused personal days through December 31, 2015.

Termination of Mr. Hart’s employment on account of death or disability
$5,000,000 plus any bonus pool participation accruing prior to termination plus vesting of all unvested equity interests plus lifetime health benefits, payable at the election of the Company in a lump sum of $540,000 plus $389,114 for accrued and unused personal days through December 31, 2015.

We believe the only way to restore shareholder value is to substantially change the existing composition of the Company’s Board.

Why is Leder Holdings seeking to amend the Company’s Bylaws at the Special Meeting?

The Company’s current Bylaws prohibit shareholders from electing directors at a Special Meeting of the shareholders without the prior authorization of the Board.  While not conceding that the Bylaws are effective for this purpose, we are seeking to remove all doubt by amending the Bylaws.

Why didn’t Leder Holdings wait until the 2016 Annual Meeting to conduct a proxy contest?

The Company has a staggered board, so that only a minority of the directors can be elected at any annual meeting of shareholders.  At the 2016 annual meeting, shareholders will be given the opportunity to vote upon the election of at most three directors. This would leave a majority of the Board intact, including Mr. Hart and one other Legacy Director, even if shareholders were successful in replacing all three directors.  Only by calling a Special Meeting could we give shareholders the opportunity to replace a majority of the Board and promote the director accountability that we believe has been lacking at the Company.

Why did Leder Holdings continue with its demand for the Special Meeting even after the Company disclosed its intention to declassify the Board?

While the Company has disclosed an intention to declassify the Board, it has not revealed a timetable over which the declassification would occur.  In particular, the Company has not committed to take steps so that all directors will be elected at the 2016 Annual Meeting.  It is possible that, even if shareholders are presented with a proposal to declassify the Board at the 2016 Annual Meeting, the first time the Board as a whole would be up for election would be in 2019.  This is unacceptable to Leder Holdings, as a staggered board deprives shareholders of the full exercise of their electoral rights and reduces director accountability.  As discussed below, if the Leder Holdings Nominees are elected, they expect to work towards an immediate declassification of the Board following the Special Meeting.

Why is Leder Holdings seeking to remove and replace only a majority of the PICO directors at the Special Meeting?

The Board currently consists of seven directors, including four Legacy Directors and three directors who have recently been appointed to the Board to fill vacancies created by the resignation of certain prior directors.  The Legacy Directors have an average tenure of over twelve years and bear responsibility for the destruction of shareholder value and the substantial compensation paid to the Company’s chief executive officer despite the Company’s escalating cumulative losses.

We requested the Special Meeting in order to give shareholders the opportunity to remove and replace all four Legacy Directors, which would constitute a change in a majority of the Board, including all of the Legacy Directors.    We believe that this is the first step for turning around the fortunes of the Company and restoring market confidence and shareholder value.

While we are not seeking to replace and remove the other three directors, we note that these directors were selected and appointed to the Board by the Legacy Directors whom we believe have otherwise not acted in the best interests of shareholders. Given their short tenure, these directors are as yet unproven, although we are very concerned with their apparent approval of the new compensation arrangements for Mr. Hart.

What is the Leder Holdings platform?

Leder Holdings anticipates that, if elected, its nominees will take the following steps, some of which were suggested by our open letter to PICO shareholders of July 21, 2015:

•	Proactively pursue the disciplined sale of the Company’s 56.9% interest in UCP, the publicly traded home-building subsidiary, which has dropped in value by nearly 60% since its initial public offering in 2013;

•	Work collaboratively with Vidler management to prioritize the monetization of individual Vidler water assets, improve disclosures and reduce overhead while sales materialize;

•	Monetize the Company’s potpourri of other investments;

•	Dramatically reduce excessive Selling, General and Administrative expenses;

•	Return value to shareholders with the proceeds of the proposed monetization program through special dividends, self-tenders or share repurchase programs;

•	Seek to utilize the Company’s net operating loss carryforwards, to the extent consistent with the return of cash value to shareholders;

•	Pursue an immediate declassification of the Board, such that the entire Board would be elected on an annual basis beginning with the next annual meeting of shareholders, including seeking the consent of directors whose terms expire in future years to a reduction of their terms; and

•	Remove and replace the Company’s chief executive officer, who has presided over a large destruction of shareholder wealth, while receiving outsized compensation over the last ten years.

Why does Leder Holdings believe that its Nominees are highly qualified to lead the Company?

We believe that our Nominees are highly qualified to identify and implement operational strategies and strategic alternatives in order to maximize shareholder value, as demonstrated by their business and professional experience.

▪	Sean M. Leder is the Chief Executive Officer of Leder Holdings, LLC, Chief Executive Officer of The Leder Group and President of Leder Realty & Management, Inc. He has over 22 years of real estate investment experience. For the past year and a half, PICO has been Mr. Leder’s primary focus. He has applied his real estate experience to understanding the supply and demand dynamics of the Vidler water business and the UCP homebuilding business. Leder Holdings expects that the relationships that Mr. Leder has formed and the insights that he has gained in the course of his investigations of the Company’s businesses will drive the Leder Holdings platform to restore shareholder value.

▪	Timothy E. Brog is the President of Locksmith Capital. He has extensive management, investment, financial and legal experience as the chairman of the board and chief executive officer of Peerless Systems Corporation, managing director of Locksmith Capital Management LLC, president of Pembridge Capital Management LLC and the managing director of The Edward Andrews Group Inc. In the course of these experiences, Mr. Brog has removed and replaced underperforming management, implemented cost containment measures and directed operational turnarounds. Mr. Brog has experience in turnaround situations, reducing excess selling, general and administrative expenses, evaluating investment opportunities and making value oriented investment decisions.

▪	Alan Dash is a senior vice president of Starwood Energy Group, responsible for transaction origination, execution and asset management activities, with an emphasis on utility-scale renewable energy projects in North America. Mr. Dash has been active in the water markets throughout his career. As an investment banker, he led the advisory and restructuring of the largest privately owned water utility in Florida. He has been a member of diligence and investment teams regarding water and wastewater technology, as well as water recovery. Mr. Dash has also performed diligence regarding water resources in the western USA due to the nexus of water, energy and power production.

▪	Joel Lusman is the managing member of Lusman Capital Management. He served on the board of Maxim Power Corporation from March 2012 through June 2014 where he was on the audit and risk committee and led the strategic review committee. Mr. Lusman has over 17 years of portfolio management experience and brings an owner’s perspective and prior experience to optimizing complex resource situations and real estate investments.

We believe that the combined management, investment, finance and real estate expertise of our nominees will give shareholders a Board that is qualified and incentivized to make value maximizing decisions on behalf of shareholders.

Is Leder Holdings seeking any disproportionate benefit if its Nominees are elected?

No.  We believe Leder Holdings’ interest in value creation for shareholders is fully aligned with all other PICO shareholders.  Leder Holdings is not seeking any rights or benefits that are different than the rights of all other shareholders of the Company on a proportionate basis.

PROPOSAL 1
AMENDMENT OF BYLAWS

Section 2.13 of Article II of the Company’s current Bylaws provide that directors may be elected at the Company’s annual meeting of shareholders or, upon determination of the Board or a duly authorized committee thereof, at a special meeting of shareholders. Under Section 9.1 of the Bylaws and Section 211 of the California Corporations Code, shareholders have the authority to amend the Bylaws without action by the Board. Proposal 1 would amend the Bylaws to make it clear that directors may also be elected at a special meeting called by shareholders. The following is the text of Proposal 1:

RESOLVED that Section 2.13(b) of Article II of the Bylaws be amended and restated as follows:

(b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which Directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or any duly authorized committee thereof or (2) provided that a request for a special meeting has been delivered by one or more shareholders in accordance with Section 2.3 of these bylaws, by any shareholder of the Corporation who is a shareholder of record at the time the notice provided for in this Section 2.13 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election, and who complies with the notice procedures set forth in this Section 2.13. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more Directors to the Board of Directors, or a special meeting is called by a shareholder or shareholders pursuant to Section 2.3 of these bylaws, any such shareholder entitled to vote in such election of Directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareholder’s notice in the same form as required by paragraph (a)(ii) of this Section 2.13 shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

LEDER HOLDINGS RECOMMENDS THAT YOU VOTE FOR THE RESOLUTION TO AMEND THE COMPANY’S BYLAWS ON THE ENCLOSED GOLD PROXY CARD.

--------------

PROPOSAL 2
REMOVAL OF DIRECTORS

Under Proposal 2, which will be presented to the Special Meeting only if Proposal 1 to amend the Bylaws as described above is approved, the shareholders will be asked to vote at the Special Meeting to remove the following four directors from the Board: John R. Hart (in office 19 years), Carlos C. Campbell (in office 18 years), Kenneth J. Slepicka (in office 11 years) and Michael J. Machado (in office 3 years).  We have selected Mr. Hart for removal because, as Chief Executive Officer and the longest serving director, we believe he was primarily responsible for the Company’s exceptionally poor performance referred to above.  The other three directors selected for removal are also Legacy Directors whom we believe bear responsibility for the Company’s failure to perform.   Should any of these directors retire or be removed from office prior to the Special Meeting, Proposal 2 will provide for the removal of persons appointed to the Board as their replacements.  The following is the text of Proposal 2:

RESOLVED that John R. Hart, Carlos C. Campbell, Kenneth J. Slepicka and Michael J. Machado, and the successors of any of them appointed or elected to the Board of Directors of the Company since February 26, 2016, are hereby removed from their positions as directors of the Company.

Removal of the directors requires the vote of the holders of a majority of the outstanding shares of common stock. Moreover, under Section 303(a)(3) of the California Corporations Code, if a board is staggered, as is the Company’s Board, a director cannot be removed if the votes cast against removal of the director would be sufficient to elect the director if voted cumulatively at an election at which the same total number of votes were cast and four directors were being elected.

LEDER HOLDINGS RECOMMENDS THAT YOU VOTE FOR THE REMOVAL OF ALL FOUR DIRECTORS ON THE ENCLOSED GOLD PROXY CARD.

--------------

PROPOSAL 3
ELECTION OF DIRECTORS

Proposal 3 will be presented to shareholders if Proposal 1 is approved and some or all of the Legacy Directors are removed in accordance with Proposal 2, resulting in up to four vacancies on the Company’s Board.  Leder Holdings will then be seeking your support at the Special Meeting to elect the four Leder Holdings Nominees to the Board, as set forth below.

The Nominees

The following information sets forth the name, age, business address, present principal occupation, and material occupations, positions, offices, or employments for at least the past five years of each of the nominees. This information has been furnished to Leder Holdings by the Leder Holdings Nominees. Each of the nominees is a citizen of the United States.

Nominee:	Age	Business Address
Sean M. Leder	44	4755 Technology Way, Suite 203 Boca Raton, Florida 33431
Timothy E. Brog	52	351 West Hill Road Stamford, CT 06902
Alan Dash	63	5 Greenwich Office Park, 2nd Floor Greenwich, CT 06831
Joel Lusman	45	53 Forest Avenue, Suite 202 Old Greenwich, CT 06780

Sean M. Leder is the Chief Executive Officer of Leder Holdings, LLC, Chief Executive Officer of The Leder Group and President of Leder Realty & Management, Inc. and has over 22 years of real estate investment experience. In these roles, Mr. Leder is responsible for the allocation of capital to real estate, fixed income and equities. Mr. Leder has served on the board of directors of Qualstar Corporation since June 2013, chairs the Compensation Committee and serves on the Audit and Nominating and Governance Committees. Mr. Leder began his career with the mergers and acquisitions group at Chase Manhattan Bank in 1993. Mr. Leder subsequently joined Merrill Lynch as an investment banker, working on the real estate investment banking team, handling corporate finance and M&A advisory services for REITs. Mr. Leder received his B.A. in Political Science from Brandeis University in 1993.  Mr. Leder is expected to bring to the Board an informed analysis of the Company’s principal businesses, real estate management expertise and a single minded focus on restoring shareholder value.

Timothy E. Brog is the President of Locksmith Capital, an investment vehicle.  He was the Chairman of the Board of Directors from June 2008 to February 2015, Chief Executive Officer from August 2010 to February 2015 and a director of Peerless Systems Corporation, a software licensing business that also engaged in opportunistic investments, from July 2007.  Mr. Brog was the Managing Director of Locksmith Capital Management LLC, the portfolio manager to Locksmith Value Opportunity Fund LP, from September 2007 to August 2010 and the Managing Director of E2 Investment Partners LLC, a special purpose vehicle to invest in Peerless, from March 2007 to July 2008.  Mr. Brog was President of Pembridge Capital Management LLC, the portfolio manager of Pembridge Value Opportunity Fund LP, a deep value hedge fund, from June 2004 to September 2007.  Mr. Brog was the Managing Director of The Edward Andrews Group Inc., a boutique investment bank from 1996 to 2007.  From 1989 to 1995, Mr. Brog was a corporate finance and mergers and acquisitions attorney at the law firm Skadden, Arps, Slate, Meagher & Flom LLP.  Mr. Brog received a J.D. from Fordham University School of Law in 1989 and a B.A. from Tufts University in 1986.  Mr. Brog is a Director of Eco-Bat Technologies Limited.   Mr. Brog has experience in turnaround situations, reducing excess selling, general and administrative expenses, evaluating investment opportunities and making value oriented investment decisions.  Mr. Brog will bring to the Board legal, investment banking, executive management and financial analysis experience, which will contribute to the Board’s efforts to maximize the monetization of the Company’s assets.

Alan Dash is a Senior Vice President of Starwood Energy Group.  In this role, Mr. Dash is responsible for transaction origination, execution and asset management activities, with an emphasis on utility-scale renewable energy and storage projects in North America. Mr. Dash currently serves on the board of Vionx Energy, a late stage battery development company, since 2011.  His primary focus as a board member of Vionx  Energy is the transition of the company from development stage to commercial stage.  Mr. Dash also served as Interim President of Premium Power Corporation, a predecessor company to Vionx Energy.   Mr. Dash was one of the Founding Partners of Nautilus Solar Energy, a leading developer of distributed solar projects that is a portfolio company of the Starwood Energy Infrastructure Fund. Mr. Dash served as the Board Secretary.   Prior to joining Nautilus Solar Energy in 2010, Mr. Dash worked at Impax New Energy Investors, LP, where he originated and structured transactions in the renewable energy sector. He previously worked at J.P. Morgan & Co, where he focused on post-M&A recapitalization, as well as CS First Boston and Prudential-Bache Securities.  Mr. Dash also held the position of Vice President of Corporate Development and Strategic Planning at Air & Water Technologies Corp. (fka, Veolia Environmental), where he reported to the board regarding mergers and acquisitions.  In addition, he served in a variety of roles while employed at Air & Water Technologies, including President  of Research Cottrell Consulting Division and as a member of the new technology investment committee. Mr. Dash holds a B.A. degree from the State University of New York, an M.S. degree from the University of California, and Sc.M. degree from Harvard University and an MBA in finance from the Wharton School at the University of Pennsylvania.  We believe that the Board will benefit from Mr. Dash’s substantial managerial, operational and transactional expertise, in projects of varying scales.

Joel Lusman is the Managing Member of Lusman Capital Management.   He was the portfolio manager of Lusman Partners and Lusman Offshore from June 2006 through December 2014.    Prior to that he was the Chief Investment Officer for Long Light Capital.  Mr. Lusman served on the board of Maxim Power Corporation, an independent power producer which acquires or develops, owns and operates innovative and environmentally responsible power and power related projects, from March 2012 through June 2014 where he was on the audit and risk committee and led the strategic review committee.  At both Long Light Capital and Lusman Partners, he engaged in numerous investments in smaller resource and real estate companies, often with complex capital structures.  Mr. Lusman holds an AB and MBA from Columbia University.  Mr. Lusman brings to the Board experience in real estate investment, financial analytics and public company risk and strategic oversight.

The following table set forth the ownership of the Company’s shares by Leder Holdings and each of the Leder Holdings Nominees:

	Number of Shares Owned	Percentage of Outstanding Shares(1)
Leder Holdings	339,881	1.48%
Sean Leder(2)	339,881	1.48%
Timothy E. Brog	15,227	0.07%
Alan Dash	—	—
Joel Lusman	139,600	0.60%
(1)	Based on the 23,037,587 shares outstanding as of March 11, 2016, as reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed on March 14, 2016.

(2)	Mr. Leder may be deemed to beneficially own all of the shares owned by Leder Holdings.

A chart showing the transactions of Leder Holdings and each of the Leder Holdings Nominees in the PICO shares in the last two years is annexed to this Proxy Statement. Each of the Leder Holdings Nominees other than Mr. Leder disclaims beneficial ownership of the PICO shares of the Company that are beneficially owned by Leder Holdings, and Leder Holdings disclaims beneficial ownership of the shares owned by the Leder Holdings Nominees other than Mr. Leder

Leder Holdings and each of the Leder Holdings Nominees has entered into a Nominee Agreement, pursuant to which the nominee agreed to be nominated by Leder Holdings to the Company’s Board, and to serve if elected, and Leder Holdings agreed to indemnify each of the Leder Holdings Nominees against any and all losses, liabilities, judgments, claims, causes of action, costs and expenses (including fees and disbursements of legal counsel) incurred or suffered by each of them in any way, directly or indirectly, related to or connected with their nomination as a director of the Company. Other than this, there are no arrangements or understandings between Leder Holdings and any of the Leder Holdings Nominees or any other person or persons pursuant to which they are being nominated to the Board.

Except as described in the preceding paragraph, none of the Leder Holdings Nominees is or has been a party to any contract, arrangements or understandings with any person with respect to any securities of the Company; is or has been a party to any transaction or proposed transaction to which the Company or any of its subsidiaries was or is to be a party; or has any arrangement or understanding with any person with respect to any future employment by the Company or its subsidiaries. None of the Leder Holdings Nominees is adverse to PICO, or has an adverse interest to PICO or any of its subsidiaries, in any pending legal proceeding.

Nomination of Our Candidates

If fewer than four Legacy Directors are removed pursuant to Proposal 2, Leder Holdings will nominate the maximum number of Nominees to fill the vacancies available.  Mr. Leder will be nominated to fill the first vacancy, Mr. Brog, the second vacancy and Mr. Dash, the third vacancy.

We are nominating Mr. Brog, first, and Mr. Lusman, second, for election to fill one or both of the Class II seats (with terms expiring at the 2016 annual meeting) that would result from the removal of Mr. Campbell and/or Mr. Slepicka.  So, for example, if either Mr. Campbell or Mr. Slepicka is removed but the other is not, we are nominating Mr. Brog to fill the one available Class II seat.

Similarly, we are nominating Mr. Leder, first, and Mr. Dash second, for election to fill one or both of the Class III seats (with terms expiring at the 2017 annual meeting) that would result from the removal of Mr. Hart and/or Mr. Machado.  So, for example, if either Mr. Hart or Mr. Machado is removed but the other is not, we are nominating Mr. Leder to fill the one Class III seat.

Leder Holdings believes that the Leder Holdings Nominees will be able to stand for election, but, in the event that one or more of the Nominees is not able to serve or for good cause will not serve, the PICO shares represented by the enclosed GOLD proxy card will be voted for substitute nominees. In addition, Leder Holdings reserves the right to nominate substitute persons if the Company makes or announces any changes to the Company’s amended and restated bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying our nominees. In any such case, PICO shares represented by the enclosed GOLD proxy card will be voted for such substitute Nominees.

Section 16(a) Beneficial Ownership Reporting Compliance

To the knowledge of Leder Holdings, none of the Leder Holdings Nominees has been required to file reports related to PICO under Section 16(a) of the Securities Exchange Act.

LEDER HOLDINGS STRONGLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE LEDER HOLDINGS NOMINEES ON THE ENCLOSED GOLD PROXY CARD.

--------------

SOLICITATION OF PROXIES

Leder Holdings has retained Okapi Partners to act as an advisor in connection with this proxy solicitation. In connection with its retention by Leder Holdings, Okapi has agreed to provide consulting and analytical services and solicitation services with respect to banks, brokers, institutional investors and individual shareholders. Leder Holdings has agreed to pay Okapi an initial fee for its services estimated to be not more than $40,000 and to reimburse Okapi for its reasonable out-of-pocket expenses. Leder Holdings also has agreed to indemnify Okapi against certain liabilities and expenses in connection with this proxy solicitation, including liabilities under the federal securities laws. Approximately twelve employees of Okapi will engage in the solicitation. Proxies may be solicited by mail, advertisement, telephone, facsimile or in person. Solicitations may also be made by persons employed by or affiliated with Leder Holdings. However, no such person will receive additional compensation for such solicitation other than Okapi.

Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the proxy materials to the beneficial owners of the PICO shares for which they hold of record, and Leder Holdings will reimburse them for their reasonable out-of-pocket expenses.

The expenses related directly to this proxy solicitation are expected to aggregate approximately $200,000 and will be borne by Leder Holdings. These expenses include fees and expenses for attorneys, proxy solicitors, public relations, printing, postage, filing expenses and other costs incidental to the solicitation. Of this estimated amount, approximately $25,000 has been spent to date. The actual costs and expenses could be materially different than the estimated amounts and, in particular, could be substantially higher if for any reason litigation is instituted in connection with the matters related to this Proxy Statement.

The purpose of the proposals in this Proxy Statement is to advance the interests of all the Company’s shareholders. Therefore, Leder Holdings believes that its expenses related to this proxy solicitation should be borne by the Company.  It intends to seek reimbursement of such expenses from the Company, and the expenses of approximately $65,000 incurred by Leder Holdings in connection with its solicitation for the special meeting of shareholders on May 10, 2016, whether or not this proxy solicitation is successful. The question of reimbursement of the expenses of Leder Holdings by the Company will not be submitted to a shareholder vote.

OTHER MATTERS

This proxy solicitation is being made by Leder Holdings and not on behalf of the Board or management of the Company.

Leder Holdings is not aware of any matters to be brought before the Special Meeting, except as set forth in this Proxy Statement. Should other matters be brought before the Special Meeting, by having signed and returned the enclosed GOLD proxy card, you will have authorized the persons named as proxies in the enclosed GOLD proxy card to vote on all such matters in their discretion.

SHAREHOLDER PROPOSALS TO BE PRESENTED
 AT THE COMPANY’S NEXT ANNUAL MEETING

The following information concerning shareholder proposals and director nominations is contained in the Company’s revocation solicitation statement filed on February 25, 2016:

Requirements for Shareholder Proposals to Be Considered for Inclusion in Proxy Materials. Shareholder proposals that are intended for inclusion in our 2016 proxy statement and acted upon at our Annual Meeting of Shareholders in 2016 must have been received no later than January 28, 2016. In addition, all proposals will need to comply with Rule 14a-8 of the Exchange Act, which lists the requirements for the inclusion of shareholder proposals in Company-sponsored proxy materials. Shareholder proposals must be delivered to our Corporate Secretary by mail at 7979 Ivanhoe Avenue, Suite 300, La Jolla, California 92037, Attention: Corporate Secretary, or by facsimile at (858) 456-6480. As the rules of the United States Securities and Exchange Commission make clear, simply submitting a proposal does not guarantee that it will be included in our proxy materials.

Requirements for Shareholder Proposals and Director Nominations to be Brought Before the 2016 Annual Meeting of Shareholders. Notice of any proposal or director nomination that you intend to present at the 2016 Annual Meeting of Shareholders, but do not intend to have included in the proxy statement and form of proxy relating to the 2016 Annual Meeting of Shareholders, must be delivered to our Corporate Secretary by mail at 7979 Ivanhoe Avenue, Suite 300, La Jolla, California 92037, Attention: Corporate Secretary, or by facsimile at (858) 456-6480 not earlier than the close of business on March 11, 2016 and not later than the close of business on April 10, 2016. In addition, your notice must set forth the information required by our Bylaws with respect to each shareholder proposal or director nomination that you intend to present at the 2016 Annual Meeting of Shareholders.

In order for shareholder proposals that are submitted outside of SEC Rule 14a-8 and are intended to be considered by the shareholders at the 2016 Annual Meeting of Shareholders to be considered “timely” for purposes of SEC Rule 14a-4(c) under the Exchange Act, the proposal must be received by mail at 7979 Ivanhoe Avenue, Suite 300, La Jolla, California 92037, Attention: Corporate Secretary, or by facsimile at (858) 456-6480 no later than April 10, 2016. If a shareholder fails to provide such timely notice of a proposal to be presented at the 2016 Annual Meeting of Shareholders, the proxies designated by the Board will have discretionary authority to vote on any such proposal. In this regard, the proxy solicited by us for the 2016 Annual Meeting of Shareholders will confer discretionary authority on our proxies to vote on any proposal presented by a shareholder at that meeting for which PICO has not been provided with notice on or prior to April 10, 2016.

If the date of our 2016 Annual Meeting is a date that is not within 30 days before or 60 days after July 9, 2016, the anniversary date of our 2015 Annual Meeting, notice by the shareholder of a proposal must be received no earlier than the close of business on the 120th day before the 2016 Annual Meeting and not later than the close of business of (i) the 90th day prior to the 2016 Annual Meeting or (ii) the 10th day following the day on which public announcement of the date of the 2016 Annual Meeting is first made by us.

VOTING AND PROXY PROCEDURES

Who is entitled to vote?

If the Company’s stock records show that you are a shareholder as of the close of business on the record date of _______, 2016, you are entitled to vote the PICO shares of the Company that you held on such date. Even if you sell your PICO shares after the record date for the Special Meeting, you will retain the right to execute a proxy in connection with the meeting. Each outstanding share of common stock entitles its holder to cast one vote for each matter to be voted upon at the Special Meeting.

Can I attend the meeting?

All shareholders of record of the Company’s common stock at the close of business on _______, 2016 or their designated proxies are authorized to attend and vote at the Special Meeting. If your PICO shares are held of record by a broker, bank or other custodian, you will need to obtain a “legal proxy” form from your broker, bank or other custodian if you wish to vote at the Special Meeting.

What constitutes a quorum?

The holders of a majority of the Company’s PICO shares outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum at the Special Meeting.  According to the Company, proxies marked “Abstain” as to a particular proposal as well as broker non-votes (see below) will be counted for purposes of determining the presence or absence of a quorum at the Special Meeting for the transaction of business.

How will abstentions be counted?

As Proposals 1 and 2 (Amendment of Bylaws and Removal of Directors) require a majority of the outstanding shares to carry, an abstention is equivalent to a vote “NO”.  With respect to Proposal 3 (Election of Directors), if you mark your proxy card “Abstain”, your proxy will not affect the outcome of that proposal other than to reduce the number of votes cast.

How will broker non-votes be treated?

Under the rules that govern brokers who have record ownership of shares that are held in street name for their clients, brokers may vote such shares on behalf of their clients with respect to routine matters, but not with respect to non-routine matters. Shares not voted with respect to non-routine matters are referred to as “broker non-votes.”  If the proposals to be acted upon at any meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that vote for the routine matters, but the broker may not vote on non-routine matters. The amendment of the Bylaws (Proposal 1), the removal of directors (Proposal 2) and the election of directors (Proposal 3) are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and, therefore, there may be broker non-votes on Proposals 1-3.

What number of votes is required for the approval?

According to the Company the following describes the votes required for approval of the proposals:

Proposal 1 (Amendment of Bylaws) requires the affirmative vote of a majority of the outstanding shares of the Company entitled to vote.  Removal of a director under Proposal 2 also requires the vote of a majority of the outstanding shares of the Company entitled to vote.  However, a director will not be removed if the votes cast against removal of the director would be sufficient to elect the director if voted cumulatively at an election at which the same total number of votes were cast and four directors were being elected.  Nominees will be elected under Proposal 3 by a plurality of the shares represented and voting at the Special Meeting.

In voting for the election of directors, all shareholders have cumulative voting rights if at least one shareholder gives notice prior to the voting of the shareholder’s intention to cumulate votes. If cumulative voting is permitted in the election of directors, the proxy holders will have discretion as to the manner in which votes represented by the proxy are to be cumulated, unless the proxy indicates the manner in which such votes are to be cumulated. Accordingly, each shareholder may cumulate such voting power and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by the shareholder, or distribute such shareholder’s votes on the same principle among two or more candidates, as such shareholder sees fit. If you are a shareholder of record and choose to cumulate your votes, you will need to submit a proxy card and make an explicit statement of your intent to cumulate your votes by so indicating in writing on the proxy card.

How do I vote?

Voting by proxy for holders of PICO shares registered in the name of a brokerage firm, bank or other custodian. If your PICO shares are held by a broker, bank or other custodian (i.e., in “street name”), only your broker, bank or other custodian can give a proxy with respect to your PICO shares. You should receive voting instructions from your broker, bank or other custodian which you must return in the envelope provided in order to have your PICO shares voted. Also, depending on your broker, bank or other custodian, you may be able to vote either by toll-free telephone or by the Internet. If you have not received voting instructions from your broker, bank or other custodian you may contact it directly to provide it with instructions on how you wish to vote. If you need assistance in dealing with your bank or broker, please contact Okapi Partners at (855) 208-8901.

Voting by proxy for holders of PICO shares registered directly in the name of the shareholder. If you hold your PICO shares in your own name as a holder of record, you may vote your PICO shares by marking, signing, dating and mailing the GOLD proxy card in the postage-paid envelope that has been provided to you by LEDER HOLDINGS. To vote your PICO shares in accordance with your instructions at the Special Meeting, we must receive your proxy as soon as possible but, in any event, prior to the Special Meeting.

Vote in person. If you are a registered shareholder and attend the Special Meeting, you may vote in person by completing a ballot provided for this purpose at the meeting. You may also deliver your completed GOLD proxy card at the meeting to a representative of Leder Holdings. “Street name” shareholders who wish to vote at the Special Meeting will need to obtain a “legal proxy” form from the broker, bank or other custodian that holds their PICO shares of record and must bring that document to the Special Meeting in order to vote in person. If you need assistance, please contact Okapi Partners at (855) 208-8901.

What should I do if I receive a proxy card which is not GOLD?

If you submit a proxy to us by signing and returning the enclosed GOLD proxy card, do NOT sign or return the _____ proxy card or follow any voting instructions provided by the Company’s Board of Directors unless you intend to change your vote, because only your latest-dated proxy will be counted.

Even if you return a _____ management proxy card marked “withhold” as a protest against the incumbent directors, it could revoke any proxy card you have previously executed on behalf of Leder Holdings, and will not constitute a vote in favor of the removal of the Legacy Directors or for the election of the Leder Holdings Nominees.

LEDER HOLDINGS STRONGLY URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD OR VOTING INSTRUCTIONS THAT YOU MAY RECEIVE FROM OR ON BEHALF OF THE COMPANY.

Can I revoke my proxy instructions?

You may revoke your proxy at any time before it has been exercised by:

▪	submitting a written revocation with the Corporate Secretary of the Company;

▪	executing and presenting to the Special Meeting a subsequent proxy; or

▪	attending and voting in person at the Special Meeting as described above under “How do I vote? – Vote in person.”

Any shareholder of record as of the record date of the Special Meeting and attending the meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a shareholder at the meeting will NOT constitute revocation of a previously given proxy.

If you choose to revoke a proxy by giving written notice to the Corporate Secretary of the Company, we would appreciate if you would assist us in representing the interests of shareholders on an informed basis by sending us a copy of your revocation or proxy or by calling Okapi Partners at (212) 297-0720. Banks and brokers may call toll free at (855) 208-8901. Remember, the dates contained on the proxy presumptively determine the order of execution, regardless of the postmark dates.

Will other matters be voted on at the Special Meeting?

We are not now aware of any matters to be presented at the Special Meeting other than amendment of the Bylaws, removal of the Legacy Directors and election of the Leder Holdings Nominees as directors.

If any other matters not described in this Proxy Statement are properly presented at the Special Meeting, proxies will be voted in accordance with the best judgment of the proxy holders.

If I plan to attend the Special Meeting, should I still submit a proxy?

Whether you plan to attend the Special Meeting or not, we urge you to submit a proxy. Returning the enclosed GOLD proxy card will not affect your right to attend the Special Meeting.

How will my PICO shares be voted?

If you give a proxy on the accompanying GOLD proxy card, your PICO shares will be voted as you direct. If you submit a proxy to us without instructions, our representatives will vote your PICO shares

▪	FOR of the amendment to the Company’s Bylaws (Proposal No. 1);

▪	FOR of the removal of all four Legacy Directors (Proposal No. 2);

▪	FOR of the election of Leder Holdings’ Nominees (Proposal No. 3).

Submitting a GOLD proxy card will entitle our representatives to vote your PICO shares in accordance with their discretion on matters not described in this Proxy Statement that may arise at the Special Meeting. Unless a proxy specifies otherwise, it will be presumed to relate to all PICO shares held of record on the record date for the Special Meeting by the person who submitted it.

What if a Leder Holdings Nominee is unexpectedly unable to serve?

If any Leder Holdings Nominee is unable to act as director because of an unexpected occurrence, the holders of proxies solicited by Leder Holdings may vote the proxies to elect another person as director.

How can I receive more information?

If you have any questions about giving your proxy or about our solicitation, or if you require assistance, please call Okapi Partners at (212) 297-0720. Banks and brokers may call toll-free at (855) 208-8901.

YOUR VOTE IS IMPORTANT. NO MATTER HOW MANY OR HOW FEW COMMON SHARES YOU OWN, PLEASE VOTE TO ELECT LEDER HOLDINGS NOMINEES AND IN AACORDANCE WITH THE RECOMMENDATION OF LEDER HOLDINGS ON THE OTHER PROPOSALS CONTAINED IN THIS PROXY STATEMENT BY MARKING, SIGNING, DATING AND MAILING THE ENCLOSED GOLD PROXY CARD PROMPTLY.

LEDER HOLDINGS, LLC

Sean M. Leder
Chief Executive Officer

March 16, 2016

Annex A
TRANSACTIONS IN SECURITIES OF PICO HOLDINGS, INC.
DURING THE PAST TWO YEARS

Leder Holdings, LLC

LH Brokerage, LLC

Nature of the Transaction	Number of Shares of Common Stock	Date
Purchase	6,925	03/16/2015
Purchase	10,000	03/17/2015
Purchase	500	04/30/2015
Purchase	1,000	05/08/2015
Purchase	100	05/27/2015
Purchase	1,600	05/28/2015
Purchase	1,400	05/29/2015
Purchase	2,094	06/01/2015
Purchase	1,101	06/11/2015
Purchase	5,901	06/16/2015
Purchase	5,000	06/17/2015
Purchase	14,612	06/18/2015
Purchase	400	06/22/2015
Purchase	6,470	06/24/2015
Purchase	6,637	06/25/2015
Purchase	2,513	06/29/2015
Purchase	5,100	06/30/2015
Purchase	5,100	07/01/2015
Purchase	1,967	07/13/2015
Purchase	7,100	07/20/2015
Purchase	5,100	07/22/2015
Purchase	10,200	07/23/2015
Purchase	2,920	07/27/2015
Purchase	4,208	08/05/2015
Purchase	1,000	08/06/2015
Purchase	1,776	08/07/2015
Purchase	4,276	09/25/2015
Purchase	6,878	09/28/2015
Purchase	5,000	10/29/2015
Purchase	2,900	10/30/2015
Purchase	4,888	11/10/2015
Purchase	1,304	11/12/2015
Purchase	2,500	11/13/2015
Purchase	5,000	11/17/2015
Purchase	2,229	12/14/2015
Purchase	5,000	01/08/2016
Purchase	9,702	01/13/2016

Leder Holdings Opportunity Fund LLC

Nature of the Transaction	Number of Shares of Common Stock	Date
Purchase	42,550	1/19/2016
Purchase	7,135	1/20/2016
Purchase	100	1/22/2016
Purchase	30,000	1/25/2016
Purchase	1,100	2/2/2016
Purchase	10,000	2/3/2016
Purchase	15,000	2/5/2016
Purchase	4,613	2/8/2016
Purchase	22,000	2/9/2016
Purchase	10,000	2/10/2016
Purchase	20,000	2/22/2016
Purchase	6,982	3/9/2016
Purchase	10,000	3/10/16

Timothy Brog

Nature of the Transaction	Number of Shares of Common Stock	Date
Purchase	400	2/2/2016
Purchase	2,300	2/2/2016
Purchase	209	2/2/2016
Purchase	2,300	2/3/2016
Purchase	2,700	2/3/2016
Purchase	2,091	2/3/2016
Purchase	4,626	2/3/2016
Purchase	601	2/23/2016

Joel Lusman

Joel Lusman Family Trust

Nature of the Transaction	Number of Shares of Common Stock	Date
Purchase	7,000	1/20/2016
Purchase	13,069	2/2/2016
Purchase	19,000	2/5/2016
Purchase	100	2/9/2016
Purchase	731	2/9/2016
Purchase	100	2/9/2016
Purchase	100	2/23/2016
Purchase	1,400	2/23/2016
Purchase	100	2/23/2016
Purchase	700	2/23/2016
Purchase	400	2/23/2016
Purchase	100	2/23/2016
Purchase	100	2/23/2016
Purchase	100	2/23/2016
Purchase	1,600	2/23/2016
Purchase	100	2/23/2016
Purchase	100	2/23/2016
Purchase	100	2/23/2016
Purchase	100	2/23/2016

Lusman Investment Partners

Nature of the Transaction	Number of Shares of Common Stock	Date
Purchase	25,000	1/15/2016
Purchase	20,000	1/27/2016
Purchase	25,000	2/4/2016
Purchase	20,000	2/12/2016

Lusman Capital Management Defined Benefit Plan

Nature of the Transaction	Number of Shares of Common Stock	Date
Purchase	2,000	2/25/2016
Purchase	2,500	2/26/2016

Form of Proxy Solicited

 PRELIMINARY COPY SUBJECT TO COMPLETION
PLEASE DETACH PROXY CARD AND RETURN IN THE ENVELOPE PROVIDED
…………………………………………………………………………………………………………………….

PICO HOLDINGS, INC.

SPECIAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF

LEDER HOLDINGS, LLC, LH BROKERAGE, LLC, LEDER HOLDINGS OPPORTUNITY FUND LLC AND

 SEAN M. LEDER

THE BOARD OF DIRECTORS OF PICO HOLDINGS, INC. IS NOT SOLICITING THIS PROXY

G
O
L
D

P
R
O
X
Y
The undersigned appoints Leder Holdings, LLC attorney and agent with full power of substitution, to vote all shares of common stock of PICO Holdings, Inc. (“PICO” or the “Company”) which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of the Company scheduled to be held at __________________________ on May 10, 2016 at ____ a.m., PDT, and including at any adjournments or postponements thereof and at any meeting called in lieu thereof (the “Special Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Special Meeting that are unknown to Leder Holdings, LLC a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED FOR EACH OF PROPOSALS NOS. 1-3.

This Proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Special Meeting.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

PLEASE DETACH PROXY CARD AND RETURN IN THE ENVELOPE PROVIDED

X
Please mark your votes as in this example using dark ink only. LEDER HOLDINGS, LLC RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF
PROPOSALS NOS. 1-3.

Proposal No. 1:
RESOLVED that Section 2.13(b) of Article II of the Company’s Bylaws be amended and restated as follows:	FOR	AGAINST	ABSTAIN
(b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which Directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or any duly authorized committee thereof or (2) provided that a request for a special meeting has been delivered by one or more shareholders in accordance with Section 2.3 of these bylaws, by any shareholder of the Corporation who is a shareholder of record at the time the notice provided for in this Section 2.13 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election, and who complies with the notice procedures set forth in this Section 2.13. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more Directors to the Board of Directors, or a special meeting is called by a shareholder or shareholders pursuant to Section 2.3 of these bylaws, any such shareholder entitled to vote in such election of Directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareholder’s notice in the same form as required by paragraph (a)(ii) of this Section 2.13 shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.
	☐	☐	☐

Proposal No. 2:					Proposal No. 3:
Removal of Each of the Following as Directors:	TERM EXPIRES/ CLASS	FOR REMOVAL	AGAINST REMOVAL	ABSTAIN	Election of Four Nominees to Serve as Directors:	TERM EXPIRES/ CLASS	FOR	AGAINST	ABSTAIN
a. Carlos C. Campbell	2016/II	☐	☐	☐	a. Timothy E. Brog	2016/II	☐	☐	☐
b. Kenneth J. Slepicka	2016/II	☐	☐	☐	b. Joel Lusman	2016/II	☐	☐	☐
c. John R. Hart	2017/III	☐	☐	☐	c. Sean M. Leder	2017/III	☐	☐	☐
d. Michael J. Machado	2017/III	☐	☐	☐	d. Alan Dash	2017/III	☐	☐	☐

Date  _________________________, 2016

_____________________________________
(Signature)
_____________________________________
(Signature, if held jointly)
_____________________________________
(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN.  EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC. SHOULD INDICATE THE CAPACITY IN WHICH SIGNING.  PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.